Exhibit 99(B)
UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

The following tables present unaudited pro forma combined financial statements for CapitalSouth and Monticello that has been prepared to give you a better picture of the possible financial position of the combined company. In presenting the pro forma balance sheet information, we assumed that CapitalSouth and Monticello had been merged as of the balance sheet date of June 30, 2007. In presenting the pro forma income statement information, we assumed that CapitalSouth and Monticello had been merged as of the period beginning on January 1, for each calendar period presented. This information is known as “pro forma” information and has been prepared by combining certain selected historical information about CapitalSouth and Monticello together. This pro forma information has been prepared for illustrative purposes only. For purposes of this pro forma presentation, it has been assumed that 1,047,606 shares of CapitalSouth common stock, and $14,000,000 in cash will be paid to Monticello shareholders, and an $8,000,000 promissory note to James C. Bowen will be exchanged for all of the issued and outstanding shares of Monticello common stock. You should not rely on this information as being indicative of the financial results the combined company would have had if the merger had already been completed or will have in the future. This information should be read in conjunction with the respective consolidated financial statements of Monticello and CapitalSouth, and the respective related notes.

PRO FORMA COMBINED CONSOLIDATED STATEMENTS OF INCOME
OF CAPITALSOUTH AND MONTICELLO

	For the Year Ended December 31, 2006
						Pro Forma
			Pro Forma Adjustments			Combined
	CapitalSouth	Monticello	Debit	Credit		Company

Interest income:
Interest and fees on loans	$28,127,000	14,292,000		406,000	(1)	42,825,000
Interest on securities	2,646,000	321,000		2,000	(2)	2,969,000
Interest on other earning assets	318,000	494,000				812,000

Total interest income	31,091,000	15,107,000				46,606,000

Interest expense:
Interest on deposits	13,492,000	6,515,000				19,814,000
Interest on debt	1,836,000	1,577,000	1,342,000	250,000	(3,4,5,6,7,8)	4,505,000

Total interest expense	15,328,000	8,092,000				24,319,000

Net interest income	15,763,000	7,015,000				22,287,000
Provision for loan losses	621,000	390,000				1,011,000

Net interest income after provision for loan losses	15,142,000	6,625,000				21,276,000

Noninterest income	3,290,000	3,209,000				6,499,000
Noninterest expense:
Salaries and employee benefits	7,866,000	4,394,000				12,260,000
Occupancy and equipment expense	2,206,000	1,087,000				3,293,000
Other noninterest expense	3,853,000	2,098,000	126,000		(9)	6,077,000

Total noninterest expense	13,925,000	7,579,000				21,630,000

Income before provision for income taxes	4,507,000	2,255,000				6,145,000
Provision for income taxes	1,579,000	103,000	447,000		(10,11)	2,028,000

Net income	$2,928,000	2,152,000				4,117,000

PER COMMON SHARE DATA
Income — Basic	$0.99	747.12		—		1.03
Income — Diluted	$0.97	747.12		—		1.01
AVERAGE COMMON SHARES OUTSTANDING
Basic	2,964,000	2,880	—	1,048,000		4,012,000
Diluted	3,021,000	2,880	—	1,048,000		4,069,000

Pro forma adjustments are computed assuming the transaction occurred beginning January 1, 2006.

CapitalSouth anticipates it will incur conversion and integration charges. CapitalSouth further anticipates realizing cost savings from the consolidation of operational functions. These adjustments are not included in these pro forma combined statements of income.

Compensation contracts for James C. Bowen, William Marsh and Mark Healy were entered into as part of the merger agreement. No pro forma adjustment is included herein due to the compensation for each is included in the Monticello historical data presented.

(1)	Amortization of loan fair value adjustment, amortized over the average remaining life (6.2 years) of the loan portfolio. The final adjustment will be based on the actual portfolio at merger date.

(2)	Amortization of securities fair value adjustment, amortized over the average remaining life (10 years) of the securities portfolio. The final adjustment will be based on the actual portfolio at merger date.

(3)	Amortization of certificate of deposit fair value adjustment, amortized over the average remaining life (1 year) of the CD portfolio. The final adjustment will be based on the actual portfolio at merger date.

(4)	Amortization of FHLB borrowing fair value adjustment, amortized over the average remaining term to conversion (2 years) of the borrowings.

(5)	Amortization of trust preferred securities fair value adjustment, amortized over the remaining term to call date (3 years) at the trust preferred securities.

(6)	Interest on trust preferred securities ($5,000,000 x 7.15% annual rate). A 1/8 percentage point change in the interest rate would change interest expense by $6,250 for the year ended December 31, 2006.

(7)	Interest on note payable to James C. Bowen. A 1/8 percentage point change in the interest rate would change interest expense by approximately $9,250 for the year ended December 31, 2006.

(8)	Interest on new FHLB borrowings to fund part of cash consideration ($9,000,000 x 5.50% annual rate). A 1/8 percentage point change in the interest rate would change interest expense by $11,250 for the year ended December 31, 2006.

(9)	Amortization of core deposit intangible using the sum-of-years’ digits method over seven years, and assuming the transaction closed January 1, 2006. A core deposit intangible study is expected to be completed immediately prior to closing of the merger transaction, with the actual intangible recorded and amortized over the expected benefit period based on the study results.

(10)	Additional tax expense that Monticello would have recognized if they were a C-corporation, using a 35% effective tax rate.

(11)	Tax effects of the pro forma adjustments.

PRO FORMA COMBINED CONSOLIDATED BALANCE SHEET
OF CAPITALSOUTH AND MONTICELLO

	As of June 30, 2007
			Pro Forma			Pro Forma
			Adjustments			Combined
	CapitalSouth	Monticello	Debit	Credit		Company

ASSETS
Cash and cash equivalents	$6,875,000	905,000				7,780,000
Federal funds sold	51,000	2,289,000				2,340,000
Investment securities	76,756,000	8,041,000		22,000	(1)	84,775,000
Federal Home Loan Bank stock	2,239,000	1,688,000				3,927,000
Federal Reserve Bank stock	905,000	—				905,000
Loans held-for-sale	—	13,183,000				13,183,000
Loans held-for-investment	405,523,000	202,964,000		5,036,000	(2,3)	603,451,000
Allowance for loan losses	(4,709,000)	(2,424,000)	1,989,000		(2)	(5,144,000)

Net loans	400,814,000	200,540,000				598,307,000
Premises and equipment, net	11,301,000	3,629,000	1,094,000			16,024,000
Bank — owned life insurance	4,643,000	—				4,643,000
Goodwill	1,272,000	112,000	26,216,000	112,000	(4)	27,488,000
Other intangible assets	—	—	1,387,000		(5)	1,387,000
Investment in unconsolidated trusts	233,000	93,000	155,000		(6)	481,000
Other assets	5,958,000	3,908,000	1,465,000			11,331,000

Total assets	$511,047,000	234,388,000				772,571,000

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits:
Interest-bearing	$366,244,000	10,151,000		209,000	(7)	376,604,000
Noninterest-bearing	59,417,000	171,393,000				230,810,000

Total deposits	425,661,000	181,544,000				607,414,000
Borrowed funds	31,221,000	28,200,000		19,013,000	(8,9,10)	78,434,000
Subordinated debentures	7,733,000	3,093,000		5,201,000	(11,12)	16,027,000
Other liabilities	3,775,000	601,000		4,198,000	(13,14)	8,574,000

Total liabilities	468,390,000	213,438,000				710,449,000
Stockholders’ equity:
Preferred stock	—	—				—
Common stock	3,083,000	3,000	3,000	1,048,000	(15)	4,131,000
Treasury stock	(1,255,000)	—				(1,255,000)
Paid — in surplus	26,485,000	16,139,000	16,139,000	18,417,000	(15)	44,902,000
Retained earnings	14,993,000	4,808,000	4,808,000			14,993,000
Accumulated other comprehensive loss, net	(649,000)	—				(649,000)

Total stockholders’ equity	42,657,000	20,950,000				62,122,000

Total liabilities and stockholders’ equity	$511,047,000	234,388,000				772,571,000

Pro forma adjustments are computed assuming the merger transaction was consummated on June 30, 2007.

Bank-owned property will be adjusted to fair value based on appraised values. Appraisals are anticipated to be performed in July 2007.

(1)	Securities estimated fair value adjustment will be amortized over the average remaining life (10 years) of the securities portfolio. The final adjustment will be based on the actual portfolio at merger date.

(2)	Allowance for loan losses as of June 30, 2007 attributable to impaired loans

(3)	Loans estimated fair value adjustment will be amortized over the remaining average life (7 years) of the loan portfolio. The final adjustment will be based on the actual portfolio at merger date.

(4)	Estimated goodwill as a result of the merger transaction, calculated as follows:

	Shares	Price	Total

Shares issued (net of stock issuance costs of $387,000)	1,047,606	$18.95	$19,465,000
Cash at closing			14,000,000
Note payable at closing			8,000,000
Acquisition costs			392,000

Total purchase price			41,857,000
Less: stockholder’s equity of Monticello 6/30/07			20,950,000
Premium paid over book			20,907,000

Less: core deposit intangible, net of deferred taxes			860,000
Less: net fair value adjustments, net of deferred tax			(6,169,000)

Goodwill			$26,216,000

(5)	Core deposit intangible on transaction accounts at June 2007 will be amortized over 10 years using an accelerated method.

(6)	Equity investment in unconsolidated trust related to new trust preferred securities to be issued to fund part of the cash consideration.

(7)	Certificate of deposit fair value adjustment will be amortized over the remaining life (1 year) of the CD portfolio. The final adjustment will be based on the actual portfolio at merger date.

(8)	FHLB borrowing estimated fair value adjustment

(9)	Additional borrowings from the FHLB to fund a portion of the cash consideration

(10)	Note payable to James C. Bowen in the amount of $8,000,000, bearing interest at 1-month LIBOR plus 0.50%, amortizing over 5 years.

(11)	Trust preferred securities issued to fund a portion of the cash consideration, issued at a variable rate of 3-month LIBOR plus 1.46%.

(12)	Existing Monticello trust preferred securities estimated fair value adjustment will be amortized over the remaining term to the call date (3 years).

(13)	Estimated purchase accounting accruals of $392,000 relate to legal, accounting and investment banking fees associated with the merger transaction.

(14)	Estimated deferred tax credit related to fair value adjustments

(15)	Issuance of 1,047,606 shares of CapitalSouth stock at $18.95 per share, calculated as the weighted average closing price for the five day period that began two trading days prior to the merger announcement date, and ended two trading days after the merger announcement date. A $1 change in the price of CapitalSouth stock will not change the total purchase price due to the fact that the number of shares issued in the deal is fixed.

PRO FORMA COMBINED CONSOLIDATED STATEMENTS OF INCOME
OF CAPITALSOUTH AND MONTICELLO

	For the Six Months Ended June 30, 2007
			Pro Forma Adjustments			Pro Forma
	CapitalSouth	Monticello	Debit	Credit		Combined

Interest income:
Interest and fees on loans	$15,875,000	8,725,000		203,000	(1)	24,803,000
Interest on securities	1,688,000	211,000		1,000	(2)	1,900,000
Interest on other earning assets	193,000	40,000				233,000

Total interest income	17,756,000	8,976,000				26,936,000

Interest expense:
Interest on deposits	8,912,000	3,832,000	—			12,744,000
Interest on debt	640,000	781,000	671,000	125,000	(3,4,5,6,7)	1,967,000

Total interest expense	9,552,000	4,613,000				14,711,000

Net interest income	8,204,000	4,363,000				12,225,000
Provision for loan losses	362,000	—				362,000

Net interest income after provision for loan losses	7,842,000	4,363,000				11,863,000

Noninterest income	1,573,000	845,000				2,418,000
Noninterest expense:
Salaries and employee benefits	4,016,000	2,296,000				6,312,000
Occupancy and equipment expense	1,088,000	283,000				1,371,000
Other noninterest expense	1,933,000	1,355,000	63,000		(8)	3,351,000

Total noninterest expense	7,037,000	3,934,000				11,034,000

Income before provision for income taxes	2,378,000	1,274,000				3,247,000
Provision for income taxes	775,000	(4,000)	301,000		(9,10)	1,072,000

Net income	$1,603,000	1,278,000				2,175,000

PER COMMON SHARE DATA
Income — Basic	$0.54	443.75				0.54
Income — Diluted	$0.53	443.75				0.54
AVERAGE COMMON SHARES OUTSTANDING
Basic	2,987,000	2,880		1,048,000		4,035,000
Diluted	3,013,000	2,880		1,048,000		4,061,000

Pro forma adjustments are computed assuming the transaction occurred beginning January 1, 2007.

CapitalSouth anticipates it will incur conversion and integration charges. CapitalSouth further anticipates realizing cost savings from the consolidation of operational functions. These adjustments are not included in these pro forma combined statements of income.

Compensation contracts for James C. Bowen, William Marsh and Mark Healy were entered into as part of the merger agreement. No pro forma adjustment is included herein due to the compensation for each is included in the Monticello historical data presented.

(1)	Amortization of loan fair value adjustment, amortized over the average remaining life (6.2 years) of the loan portfolio. The final adjustment will be based on the actual portfolio at merger date.

(2)	Amortization of securities fair value adjustment, amortized over the average remaining life (10 years) of the securities portfolio. The final adjustment will be based on the actual portfolio at merger date.

(3)	Amortization of FHLB borrowing fair value adjustment, amortized over the average remaining term to conversion date (2 years) at the borrowings. It is assumed that the FHLB will convert the borrowings to a variable rate on the conversion date.

(4)	Amortization of trust preferred securities fair value adjustment.

(5)	Interest on trust preferred securities ($5,000,000 × 7.15% annual rate). A 1/8 percentage point change in the interest rate would change interest expense by approximately $3,125 for the six-month period ended June 30, 2007.

(6)	Interest on note payable to James C. Bowen. A 1/8 percentage point change in the interest rate would change interest expense by approximately $5,000 for the six-month period ended June 30, 2007.

(7)	Interest on new FHLB borrowings to fund part of cash consideration ($9,000,000 × 5.50% annual rate). A 1/8 percentage point change in the interest rate would change interest expense by approximately $5,625 for the six-month period ended June 30, 2007.

(8)	Amortization of core deposit intangible using the sum-of-years’ digits method over seven years, and assuming the transaction closed January 1, 2007. A core deposit intangible study is expected to be completed immediately prior to closing of the merger transaction, with the actual intangible recorded and amortized over the expected benefit period based on the study results.

(9)	Additional tax expense that Monticello would have recognized if they were a C-corporation, using CapitalSouth’s effective tax rate.

(10)	Tax effects of the pro forma adjustments.